EXHIBIT 99.1

InsPro Technologies Corporation Announces Fourth Quarter and 2012 Full Year Financial Results

Radnor, PA – April 1, 2013 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of Life and Health core policy administration software that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service and reduce operating costs today announced its financial results for the quarter and year ended December 31, 2012.

Fourth Quarter 2012 Highlights

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Revenues from continuing operations decreased 3% to $3,311,087 in the fourth quarter of 2012, compared to $3,421,793 in the fourth quarter of 2011 primarily due to $1,600,000 license fee revenue recognized in 2011 pertaining to the completion of a large implementation of InsPro Enterprise™, which was offset in 2012 by increased professional services fees and higher ASP/Hosting and maintenance revenue.

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Loss from continuing operations was $1,196,557 in the fourth quarter of 2012, compared to a gain of $394,396 in the fourth quarter of 2011.  The results from continuing operations in 2011 were favorably impacted by the $1,600,000 of license fee revenue.

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Net loss was $1,018,366 in the fourth quarter of 2012, compared to net income of $1,958,597 in the fourth quarter of 2011. The 2012 net loss included a non cash gain on the change of the fair value of warrant liability of $74,999 while the 2011 net income included a non cash gain of $1,426,443 on the change in the fair value of the warrant liability and the $1,600,000 of license fee revenue.

2012 Full Year Highlights

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Revenues from continuing operations increased 34% to $12,146,237 in 2012, compared to $9,057,816 in 2011. Increased professional services fees, ASP/Hosting revenue and maintenance revenue in 2012 as compared to 2011 more than offset lower license fee revenue in 2012.

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Loss from continuing operations increased to $3,896,053 in 2012 compared to a loss of $2,670,538 in 2011.  The results from continuing operations in 2011 were favorably impacted by $1,935,000 of license fee revenue.

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Net loss was $7,883,145 in 2012 compared to net income of $489,049 in 2011. 2012’s net loss included a non cash loss on the change of the fair value of warrant liability of $4,422,079 compared to non cash gain of $2,356,114 on the change of the fair value of warrant liability and $1,935,000 of license fee revenue in 2011.

Anthony R. Verdi, Chief Executive Officer, stated, “2012 was another year of milestones including the initiation of four new implementations of InsPro Enterprise™, achieving significant revenue growth, continuing to innovate the scope and scale of our technology and culminated in a rank in the top third of technology companies on Deloitte’s “Fast 500” list.  2013 promises to be equally active beginning with the upcoming release of annuity product support as part of InsPro Enterprise.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a web-based technology solution used to manage all insurance processing requirements, supporting Individual and Group Life, Health, Annuity and Hybrid products on a single platform. The InsPro Enterprise system is highly configurable by the business user, and provides carriers and third-party administrators with the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an innovative, end-to-end policy administration system used by insurance carriers and third-party administrators.  InsPro Enterprise contains preconfigured, product-specific templates supported by simple, intuitive Wizards that easily and efficiently meet client needs.   By managing the entire product and policy lifecycle on a single integrated platform, clients can accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding  current and future capabilities and products supported, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011

Revenues	$3,311,087	$3,421,793	$12,146,237	$9,057,816

Cost of revenues	3,145,598	1,913,542	10,990,246	6,948,872

Gross profit	165,489	1,508,251	1,155,991	2,108,944

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	586,642	562,321	2,322,425	2,615,602
Advertising and other marketing	72,546	43,887	217,665	125,130
Depreciation and amortization	175,243	165,733	892,315	687,042
Rent, utilities, telephone and communications	91,939	85,973	373,292	368,336
Professional fees	271,870	131,150	657,277	439,006
Other general and administrative	163,806	124,791	589,070	544,366

	1,362,046	1,113,855	5,052,044	4,779,482

Gain (loss) from operations	(1,196,557)	394,396	(3,896,053)	(2,670,538)

Gain from discontinued operations	111,469	165,955	520,563	803,989

Other income (expense):
Gain on the change of the fair value of warrant liability		1,426,443	(4,433,079)	2,356,114
Interest income	-	3,561	4,008	23,044
Interest expense	(8,277)	(4,758)	(78,584)	(23,560)

Total other income (expense)	66,722	1,425,246	(4,507,655)	2,355,598

Net income (loss)	$(1,018,366)	$1,985,597	$(7,883,145)	$489,049

Net income (loss) per common share - basic and diluted:
Gain (loss) from operations	$(0.02)	$0.05	$(0.20)	$(0.01)
Gain from discontinued operations	0.00	0.00	0.01	0.02
Net income (loss) per common share	$(0.02)	$0.05	$(0.19)	$0.01

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS

CURRENT ASSETS:
Cash	$3,347,689	$3,702,053
Accounts receivable, net	1,706,414	1,506,234
Prepaid expenses	236,719	116,649
Other current assets	1,723	2,905
Assets of discontinued operations	63,519	104,002

Total current assets	5,356,064	5,431,843

Property and equipment, net	1,422,043	496,692
Intangibles, net	-	260,050
Other assets	70,000	80,608

Total assets	$6,848,107	$6,269,193

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$551,985	$8,586
Accounts payable	1,561,403	644,563
Accrued expenses	523,324	521,383
Current portion of capital lease obligations	61,849	109,872
Deferred revenue	1,680,833	622,500

Total current liabilities	4,379,394	1,906,904

LONG TERM LIABILITIES:
Warrant liability	225,000	1,674,226
Capital lease obligations	83,510	113,943

Total long term liabilities	308,510	1,788,169

Total liabilities	4,687,904	3,695,073

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,297,378 and 2,797,379 shares issued and outstanding (liquidation value $9,892,134 and $8,392,137)	6,617,812	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,317,338	37,038,318
Accumulated deficit	(50,680,594)	(42,797,449)

Total shareholders' equity	2,160,203	2,574,120

Total liabilities and shareholders' equity	$6,848,107	$6,269,193

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2012	2011
Cash Flows From Operating Activities:
Net income (loss)	$(7,883,145)	$489,049
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	892,315	687,042
Stock-based compensation	96,717	274,303
Loss (Gain) on change of fair value of warrant liability	4,433,079	(2,356,114)
Changes in assets and liabilities:
Accounts receivable	(200,180)	(796,731)
Prepaid expenses	(120,070)	41,596
Other current assets	1,182	5,306
Other assets	10,608	11,950
Accounts payable	916,840	(274,409)
Accrued expenses	1,941	174,575
Deferred revenue	1,058,333	245,000
Assets of discontinued operations	40,483	(40,701)

Net cash used in operating activities	(751,897)	(1,539,134)

Cash Flows From Investing Activities:
Purchase of property and equipment	(1,530,175)	(223,382)

Net cash used in investing activities	(1,530,175)	(223,382)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	1,499,997	-
Fees paid in connection with sale of preferred stock and warrants	(9,790)	-
Gross proceeds from notes and loans payable	643,206	37,540
Payments on notes payable	(99,807)	(46,265)
Fees paid in connection with secured note from related party	-	(8,370)
Gross proceeds from capital leases	-	58,791
Payments on capital leases	(105,898)	(158,726)
Restricted cash in connection with letters of credit	-	1,152,573

Net cash provided by financing activities	1,927,708	1,035,543

Net decrease in cash	(354,364)	(726,973)

Cash - beginning of the period	3,702,053	4,429,026

Cash - end of the period	$3,347,689	$3,702,053